 Exhibit 3.1
PHH CORPORATION
ARTICLES OF AMENDMENT AND RESTATEMENT(1)
PHH Corporation, a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:
FIRST:      The name of the Corporation is “PHH Corporation”. The Corporation desires to amend and restate its Charter as currently in effect. The Articles of Incorporation of the Corporation were originally filed with the SDAT on December 9, 1953 and were last amended by Articles of Amendment and Restatement filed with the SDAT on January 27, 2005.
SECOND:      Pursuant to Section 2-609 of the Maryland General Corporation Law (the “MGCL”), these Articles of Amendment and Restatement (these “Articles”) restate and further amend the provisions of the Amended and Restated Articles of Incorporation of the Corporation.
THIRD:      The text of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
“FIRST:      THE UNDERSIGNED, Duane L. Peterson, whose post office address is 2521 North Charles Street, Baltimore, Maryland 21218, Harley W. Howell, whose post office address is 2521 North Charles Street, Baltimore, Maryland 21218, and Richard M. Heather, whose post office address is 2521 North Charles Street, Baltimore, Maryland 21218, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.
SECOND:      The name of the corporation (which is hereinafter called the “Corporation”) is:
PHH Corporation.
THIRD:      The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.
FOURTH:      The post office address of the principal office of the Corporation in the State of Maryland is 940 Ridgebrook Road, The Highlands Corporate Office Park, Sparks, Maryland 21152.
FIFTH:      The name of the resident agent of the Corporation in the State of Maryland is CSC - Lawyers Incorporating Service Company, whose post office address is 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland.
SIXTH:      (a) The total number of shares of stock of all classes and series which the Corporation has authority to issue is 275,000,000 shares of stock (par value $0.01 per share), amounting in aggregate par value to $2,750,000. 273,910,000 of such shares are initially classified as “Common Stock” and 1,090,000 of such shares are initially classified as “Preferred Stock”. The Board of Directors may classify and reclassify any unissued shares of stock (whether or not such shares have been previously classified or reclassified) by setting or changing in any one or more respects the class and series designations of shares of stock or setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock. The board of directors, with the approval of a majority of the entire board and without action by the stockholders, may amend the charter to increase or decrease the aggregate number of shares of stock of the corporation or the number of shares of stock of any class that the corporation has authority to issue.

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(1) This document reflects PHH Corporation’s Articles of Amendment and Restatement, filed with the State Department of Assessments and Taxation of Maryland on January 31, 2005, and all subsequent amendments and articles supplementary, which were filed with the State Department of Assessments and Taxation of Maryland on March 27, 2008, June 12, 2009, and June 12, 2013.

(b)      The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock:
(1)      Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.
(2)      Subject to the provisions of applicable law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation’s stock, may be paid ratably on the Common Stock at such times and in such amounts as the Board of Directors may deem advisable.
(3)      In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.
(c)      Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into Preferred Stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:
(1)      The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such class or series or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall again become part of the authorized stock and be subject to classification and reclassification as provided in this sub-paragraph.
(2)      Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.
(3)      Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by applicable law and, if so, the terms of such voting rights.
(4)      Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.
(5)      Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.
(6)      The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.
(7)      Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.
(8)      Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with applicable law and the Charter.

(d)      For the purposes hereof and of any Articles Supplementary to the Charter providing for the classification or reclassification of any shares of stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:
(1)      prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;
(2)      on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and
(3)      junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.
SEVENTH:      (a) The number of directors of the Corporation shall be seven, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the MGCL now or hereafter in force.
(b)      Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled by the directors then in office. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining. In addition, subject to the rights of the holders of any class of Preferred Stock then outstanding, any vacancies on the Board of Directors resulting from removal from office may be filled by the required vote of the stockholders. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. Notwithstanding the foregoing, immediately upon registration of a class of the Corporation’s equity securities under the Securities Exchange Act of 1934, as amended, the Corporation elects to be subject to the provisions of 3-804(c) of the MGCL which provides that (1) any vacancy created by an increase in the size of the board of directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum and (2) any director so elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.
(c)      Whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided in paragraph (a) of this Article SEVENTH or in the By-Laws. Notwithstanding the foregoing, and except as otherwise may be required by applicable law, whenever the holders of any one or more class or series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.
(d)      Subject to the rights of the holders of any class or series of Preferred Stock of the Corporation entitled, voting as a class, to elect or remove one or more directors of the Corporation, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and by the vote of the holders of not less than 66-2/3% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).
EIGHTH:      (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:
(1)      No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities of the Corporation which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class or series of stock or other securities of the Corporation at the time outstanding to the exclusion of the holders of any or all other classes or series of stock or other securities at the time outstanding.
(2)      No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall be entitled to exercise the rights of an objecting stockholder under Sections 3-201 et seq. of the MGCL other than such, if any, as the Board of Directors, in its sole discretion, may determine.
(3)      The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to redeem or purchase its stock or to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; to determine the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); to determine the fair value and any matters relating to the acquisition, holding and disposition of any assets by the Corporation; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute, the rules of any stock exchange or market system on which securities of the Corporation are listed or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.
(4)      Except as specifically provided in Article SEVENTH clause (d) (relating to the removal of directors) and in this Article EIGHTH, notwithstanding any provision of applicable law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes or series of stock or of the total number of shares of any class or series of stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes or series outstanding and entitled to vote thereon, except as otherwise provided in the Charter.
(5)      The Corporation shall indemnify (A) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the MGCL now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s By-Laws and be permitted by applicable law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.
(6)      To the fullest extent permitted by applicable law, as amended or interpreted, no current or former director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.
(7)      Nominations for the election of directors and proposals for any new business to be taken up at any annual meeting of stockholders shall be made in accordance with the By-laws.
(8)      The Board of Directors of the Corporation is expressly and exclusively authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation. Notwithstanding any other provision of the Charter or the By-Laws of the Corporation, the By-Laws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation.
(9)      The Corporation reserves the right from time to time to make any amendments of the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise; provided, however, that any amendment to, repeal of or adoption of any provision inconsistent with Article SEVENTH, sub-paragraphs (a)(5), (6), (7) or (8) of this Article EIGHTH, this sub-paragraph (a)(9) of this Article EIGHTH or Article NINTH must be authorized by not less than 80%

of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class), by vote at a meeting or in writing with or without a meeting.
(b)      The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.
NINTH:      Any action required to be taken or which may be taken by the holders of the Common Stock may not be taken without a duly called annual or special meeting of such holders in the absence of unanimous written consent in lieu of a meeting.
TENTH:      The duration of the Corporation shall be perpetual.”
FOURTH:      Pursuant to a unanimous written consent of the Board, each member of the Board approved these Articles pursuant to Section 2-408 of the MGCL, by which these Articles were set forth, declared to be advisable and directed to be submitted to the stockholders of the Corporation for consideration and approval.
FIFTH:      The holder of the Common Stock, the only class of stock issued, outstanding and entitled to vote thereon, adopted and approved these Articles pursuant to a unanimous written consent of the sole stockholder dated as of January 14, 2005.
SIXTH:      Both prior to and following filing of these Articles, the Corporation has authority to issue 110,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. Prior to and following the filing of these Articles, the aggregate par value of all authorized shares of stock having par value is $1,100,000.
SEVENTH:      None of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption of any class of the Corporation’s stock was changed by these Articles.
EIGHTH:      The number of directors of the Corporation is three (3) and the names of those currently in office are:
James E. Buckman
Ronald L. Nelson
Stephen P. Holmes
NINTH:      The provisions set forth in the foregoing Articles are all of the provisions of the Amended and Restated Articles of Incorporation currently in effect.
TENTH:      These articles shall become effective at 5:30 p.m. local time on January 31, 2005.
IN WITNESS WHEREOF, under penalties of perjury, I have signed these Articles of Amendment and Restatement, acknowledging the same to be my act, on January 31, 2005.

Witness:

By:	/s/ Eric J. Bock	By:	/s/ Richard A. Smith

	Name: Eric J. Bock Title: Secretary		Name: Richard A. Smith Title: President

Consent of Resident Agent
THE UNDERSIGNED, hereby consents to act as resident agent in Maryland for the entity named in the attached instrument.

[

Signature
Printed Name:	]

[The Corporate Resident Agent

By:

Printed Name:	]

PHH CORPORATION
ARTICLES SUPPLEMENTARY
     PHH Corporation, a Maryland corporation, having its principal office in Baltimore County, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article SIXTH, clause (a) of the Charter of the Corporation, the Board of Directors has duly reclassified 8,910,000 shares of authorized and unissued Preferred Stock, par value $0.01 per share, of the Corporation into 8,910,000 shares of authorized and unissued Common Stock, par value $0.01 per share, of the Corporation.
     SECOND: The reclassification increases the number of shares classified as Common Stock from 100,000,000 shares immediately prior to the reclassification to 108,910,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Preferred Stock from 10,000,000 shares immediately prior to the reclassification to 1,090,000 shares immediately after the reclassification.
     THIRD: The terms of the Common Stock (including, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption) are as provided in Article SIXTH of the Charter and remain unchanged by these Articles Supplementary.

     IN WITNESS WHEREOF, PHH Corporation has caused these presents to be signed in its name and on its behalf by its Chief Executive Officer and witnessed by its Secretary on March 27, 2008.

WITNESS:	PHH CORPORATION

/s/ William F. Brown	By:	/s/ Terence W. Edwards

William F. Brown, Secretary		Terence W. Edwards, Chief Executive Officer
     THE UNDERSIGNED, Chief Executive Officer of PHH Corporation, who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Terence W. Edwards
Terence W. Edwards, Chief Executive
Officer